FIRST AMENDMENT TO
MASTER SERVICES AGREEMENT

This first amendment (the "First Amendment") is entered into effective as of the date the Company successfully completes its 14A Shareholders meeting for 2018 wherein the Company is authorizing a 7.5 to 1 reverse split. (the "Amendment Effective Date"), by and between HCAS LLC d//b/a HCAS TECHNOLOGIES, a Delaware limited liability company ("Supplier") and Global Arena Holding, Inc., a Delaware corporation ("GAHC" or "Client"). (GAHC and Supplier are referred to herein as a "Party" and collectively as the "Parties".)

WHEREAS, Supplier and GAHC entered into a Master Services Agreement for Information Technology and Information Systems Management services, effective January 17, 2018 (the "Agreement"), pursuant to which Supplier provides Management of Information Technology Services and Managed Chief Information Officer services to GAHC; and

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein set forth, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Section 2. Agreement to Amend. In accordance with Section 18 of the Agreement, Supplier and GAHC hereby agree to amend the Agreement as provided herein. This Amendment shall be binding upon the parties commencing on the Amendment Effective Date on a going forward basis, and nothing contained herein shall be construed to alter any obligations created by the Agreement prior to the Amendment Effective Date.

Section 3. Amendment to Section 6.2. The text of Section 6.2 of the Agreement is hereby amended by deleting "30,000,000 (Thirty Million) warrants at $0.01 in GAHC" thereof and replacing such text with the following:

> "upon the successful approval of the 1 for 7.5 reverse split of the outstanding capital stock at the GAHC annual meeting, 4,000,000 (Four Million) post-split warrants at $0.075 in GAHC."

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, and any disputes arising hereunder shall be adjudicated in a court of competent jurisdiction located in the Broward County, Florida.

Section 5. Successors and Assigns. This Amendment shall bind and inure to the benefit of the parties and their respective successors and assigns, transferees, and legal representatives.

Section 6. Headings. The headings of this Amendment have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

Section 7. Entire Agreement. This Amendment and the Agreement contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

Section 8. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Amendment as of the day and year first written above.

Global Arena Holding, Inc.

By: ______________________

Name: John S. Matthews
Title: Chairman

Date: 6/19/2018

HCAS LLC d/b/a HCAS Technologies

By: ______________________

Name: Magdiel Rodriguez
Title: CEO

Date: 6-19-18